UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 1, 2011

Date of earliest event reported: August 4, 2011

EMPIRE POST MEDIA, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

333-163782	280 South Beverly Drive, Suite 205 Beverly Hills, CA 90212	27-1122308
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(310) 531-6951

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

SECTION 1 — REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.	3
Item 1.02	Termination of a Material Definitive Agreement.
Item 1.03	Bankruptcy or Receivership.

SECTION 2 — FINANCIAL INFORMATION

Item 2.01	Completion of Acquisition or Disposition of Assets.	3
Item 2.02	Results of Operations and Financial Condition.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
Item 2.05	Costs Associated with Exit or Disposal Activities.
Item 2.06	Material Impairments.

SECTION 3 — SECURITIES AND TRADING MARKETS

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 3.02	Unregistered Sales of Equity Securities.	3
Item 3.03	Material Modification to Rights of Security Holders.

SECTION 4 — MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01	Changes in Registrant’s Certifying Accountant.
Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01	Changes in Control of Registrant.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.04	Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.
Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
Item 5.06	Change in Shell Company Status.

SECTION 6 — ASSET-BACKED SECURITIES

Item 6.01	ABS Informational and Computational Material.
Item 6.02	Changes in Servicer or Trustee.
Item 6.03	Change in Credit Enhancement or Other External Support.
Item 6.04	Failure to Make a Required Distribution.
Item 6.05	Securities Act Updating Disclosure.

SECTION 7 — REGULATION FD

Item 7.01	Regulation FD Disclosure.

SECTION 8 — OTHER EVENTS

Item 8.01	Other Events.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.	3
	(a) Financial statements of businesses acquired.	3
	(b) Pro forma financial information.	3
	(c) Shell company transactions.
	(d) Exhibits.

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Item 1.01 Entry into a Material Definitive Agreement

On August 4, 2011, Empire Post Media, Inc. (“Empire”) consummated the acquisition of 100% of the issued and outstanding capital stock of Hybrid Realty Entertainment, Inc. (“Hybrid”) pursuant to a Purchase Agreement dated August 4, 2011 (the “Purchase Agreement”), in exchange for 3,000,000 shares of Empire common stock. Furthermore, upon Hybrid receiving commitments to distribute one of its television series currently in development, known as “The Series” from distributors satisfactory to Empire, Empire shall issue an additional 7,000,000 shares of its common stock to the former Hybrid shareholders. In the event Hybrid receives commitments for production and distribution of “The Series”, for a second season, again to the satisfaction of Empire, then Empire shall issue to the former shareholders of Hybrid 10,000,000 shares more of its common stock. Upon approval by Empire of distribution arrangements for The Series, Empire has agreed to provide financing to produce the first year of The Series which includes 13 episodes consisting of 26 one-half hour shows.

Hybrid will be run independently of Empire as Empire’s wholly-owned subsidiary.

The Business of Hybrid

Hybrid-Reality was formed in early June, 2011, by Richard Mann and Ellen Fontana to create, develop and produce reality based television programming in the areas of paranormal phenomena, private investigation, world history, sports, social networking and current events.

Mr. Mann, an award-winning producer with credits on over 25 feature films, has also produced numerous television programs and feature documentaries. Ms. Fontana has developed packaged and produced eleven features and two television movies. In addition, she has also written five screenplays.

The company has recently commenced production on its one-hour pilot for a reality series called "Journey Beyond," which explores psychic and paranormal experiences, based on the real stories of real people. The pilot is being shot in 3D for delivery and broadcast in both 2D High Definition and 3D.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 of this Form 8-K relating to Hybrid’s is incorporated by reference into this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement Empire is issuing 3,000,000 shares of its common stock to two shareholders of Hybrid in exchange for all of the issued and outstanding capital stock of Hybrid.

All of the investors above are sophisticated individuals who had the opportunity to review all of Empire’s SEC filings and to discuss with the officers and directors of Empire the business and financial activities of Empire. All the investors acquired their shares for investment and not with a view toward distribution. All of the stock certificates to be issued to the two shareholders set forth above, have been affixed with an appropriate legend restricting sales and transfers. Therefore, based on the foregoing, Empire has issued the shares in reliance upon the exemptions from registration provided by Section 4(2) of the Securities Act of 1933 and/or Regulation D, thereunder.

Item 9.01.    Financial Statements and Exhibits

(a)

Financial Statements of Business Acquired.

Empire hereby undertakes to file the financial statements required by this Item 9.01(a) not later than 71 days after the date this Form 8-k was due for filing.

(b)

Pro Forma Financial Statements.

Empire hereby undertakes to file the pro forma financial information required by this Item 9.01(b) not later than 71 days after the date this Form 8-K was due for filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE POST MEDIA, INC.

Date: September 1, 2011	/s/ Peter Dunn
Peter Dunn, President (Principal Executive Officer)

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